Exhibit 23.2

February 2, 2018

Subject: Consent of Independent Experts

Ladies and Gentlemen:

As mining and geological consultants, we hereby consent to the use by Peabody Energy Corporation (the Company) in connection with its Annual Report on Form 10-K for the year ended December 31, 2017 (the Form 10-K), and any amendments thereto, and to the incorporation by reference in the Company's Registration Statements on Form S-3 (No. 333-184520) and Form S-8 (No. 333-61406, No. 333-70910, No. 333-75058, No. 333-105455, No. 333-105456, No. 333-109305, No. 333-117767, No. 333-136443, No. 333-140218, No. 333-147507 and No. 333-176129) of information contained in our audit report dated January 26, 2018, addressed to the Company, relating to estimates of coal reserves of the Company located in the State of Indiana, USA, the results of which audit are reflected in Company's Form 10-K. We also consent to the reference to John T. Boyd Company in those filings and any amendments thereto.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:	/s/ Ronald L. Lewis
Ronald L. Lewis
Managing Director and COO